Exhibit 99.1

MCGRAW HILL FINANCIAL RECEIVES WELLS NOTICE FROM SEC REGARDING

S&P’S RATING OF SIX COMMERCIAL MORTGAGE BACKED SECURITIES TRANSACTIONS IN 2011

NEW YORK, July 23, 2014 – McGraw Hill Financial, Inc. (NYSE: MHFI), today filed a Form 8-K with the U.S. Securities and Exchange Commission (the “Commission”) acknowledging that on July 22, 2014, it received a “Wells Notice” from the Commission Staff stating that the Staff has made a preliminary determination to recommend that the Commission institute an enforcement action against Standard & Poor’s Ratings Services (“S&P”), alleging violations of federal securities laws with respect to S&P’s ratings of six commercial mortgage backed securities transactions issued in 2011, and public disclosure made by S&P regarding those ratings thereafter. In connection with the contemplated action, the Staff may recommend that the Commission seek remedies that include a cease-and-desist order, disgorgement, pre-judgment interest, civil money penalties, and remedial sanctions such as revocation or suspension of S&P’s NRSRO registration.

The Wells Notice is neither a formal allegation nor a finding of wrongdoing. It allows S&P the opportunity to provide its perspective and to address the issues raised by the Staff before any decision is made by the Commission on whether to authorize the commencement of an enforcement proceeding. S&P has been cooperating with the Commission in this matter and intends to continue to do so.

About McGraw Hill Financial:

McGraw Hill Financial is a leading financial intelligence company providing the global capital and commodity markets with independent benchmarks, credit ratings, portfolio and enterprise risk solutions, and analytics. The Company’s iconic brands include Standard & Poor’s Ratings Services, S&P Capital IQ, S&P Dow Jones Indices, Platts, CRISIL, J.D. Power, and McGraw Hill Construction. The Company has approximately 17,000 employees in 29 countries. Additional information is available at www.mhfi.com <http://www.mhfi.com>.

Contacts

Investor Relations:

Chip Merritt

Vice President, Investor Relations

(212) 512-4321 (office)

chip.merritt@mhfi.com

News Media:

Catherine Mathis

Senior Vice President, Marketing and Communications

Standard & Poor’s Ratings Services

(212) 438-6720 (office)

catherine.mathis@standardandpoors.com

Ed Sweeney

Senior Director, Communications

Standard & Poor’s Ratings Services

(212) 438-6634 (office)

edward.sweeney@standardandpoors.com